EXHIBIT 23.2
CONSENT OF NETHERLAND SEWELL & ASSOCIATES, INC.
     We consent to the incorporation by reference into this Registration Statement on Form S-3 of Goodrich Petroleum Corporation of information relating to Goodrich Petroleum Corporation’s estimated proved reserves as set forth under the captions “Part I, Item 1 and 2. Business and Properties — Oil and Natural Gas Reserves” in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.

NETHERLAND SEWELL & ASSOCIATES, INC.
By	/s/ Frederic D. Sewell
Chairman and Chief Executive Officer

Dallas, Texas
November 7, 2005